SECTION 906 CERTIFICATION
Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
Morgan Stanley Special Value Fund
          In connection with the Report on Form N-CSR (the “Report”) of the above-named issuer for the period ended July 31, 2009 that is accompanied by this certification, the undersigned hereby certifies that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: September 17, 2009	/s/ Randy Takian Randy Takian
Principal Executive Officer
A signed original of this written statement required by Section 906 has been provided to Morgan Stanley Special Value Fund and will be retained by Morgan Stanley Special Value Fund and furnished to the Securities and Exchange Commission or its staff upon request.

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SECTION 906 CERTIFICATION
Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
Morgan Stanley Special Value Fund
          In connection with the Report on Form N-CSR (the “Report”) of the above-named issuer for the period ended July 31, 2009 that is accompanied by this certification, the undersigned hereby certifies that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: September 17, 2009	/s/ Francis Smith Francis Smith
Principal Financial Officer
A signed original of this written statement required by Section 906 has been provided to Morgan Stanley Special Value Fund and will be retained by Morgan Stanley Special Value Fund and furnished to the Securities and Exchange Commission or its staff upon request.

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